Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Currenc Group Inc. of our report dated April 30, 2026, relating to the consolidated financial statements of Currenc Group Inc. and Subsidiaries as of and for the year ended December 31, 2025.

/S/ MRI Moores Rowland LLP

Singapore

April 30, 2026

MRI Moores Rowland LLP (T14LL1146H) 72 Anson Road #07-04 Anson House, Singapore 079911 Web www.mooresrowland.sg Tel + 65 6221 6116